Quantum Materials Corp Issues Corporate Update

SAN MARCOS, TX – January 16, 2019 — Leading American cadmium-free quantum dot and nanomaterials manufacturer Quantum Materials Corp (OTCQB:QTMM) today issued a comprehensive corporate update filed as an 8K and also available on the company website at www.QMCdots.com.

Within the update the Company details developments through 2018, progress on the Assam, India project, advancements in QD-LED and revenue Guidance for 2019.

ABOUT QUANTUM MATERIALS CORP.

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications through its proprietary high-volume continuous-flow production process. QMC's volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. Wholly-owned subsidiary Solterra Renewable Technologies develops sustainable quantum dot solar technology. For more information follow Quantum Materials Corp at www.QMCDOTS.com